                                                                       EXHIBIT N

                          PRUCO LIFE INSURANCE COMPANY
                        2999 NORTH 44TH STREET, SUITE 250
                             PHOENIX, ARIZONA 85014

             JOINT AND SURVIVOR GUARANTEED MINIMUM PAYMENTS BENEFIT
                               SCHEDULE SUPPLEMENT

ANNUITY NUMBER: [XXXXXXX]

EFFECTIVE DATE OF THE RIDER: [February 15, 2006]

Designated Lives:

   [John Doe]   DATE OF BIRTH: [February 21, 1905]
   [Mary Doe]   DATE OF BIRTH: [January 1, 1951]

ROLL-UP RATE: [5.0% per year]

DATE WE STOP INCREASING THE ROLL-UP VALUE: [The [tenth] anniversary of the Effective Date of the Rider]

RATCHET VALUE MEASURING DATES: [Each of the [first ten] anniversaries of the Annuity's Issue Date after the Effective Date of the Rider]

ANNUAL INCOME PERCENTAGE: [5.0%]

STEP-UP WAITING PERIOD: [[3] years from the later of the date of the first withdrawal or the date of the most recent Step-Up]

MINIMUM GUARANTEE PAYMENT: [$100]

ANNUITY PAYMENT TABLE: [The Annuity Payment Table below is used to compute the minimum annual amount of a single life annuity payment with 5 payments certain per $1,000 applied. We used the Annuity 2000 Valuation Mortality Table, less two years, with projected mortality improvements (modified scale G), with an interest rate of [3]% per year in preparing the Annuity Payment Table.

               SINGLE LIFE ANNUITY PAYMENT WITH 5 PAYMENTS CERTAIN

AGE    MALE   FEMALE   UNISEX   AGE    MALE    FEMALE   UNISEX
---   -----   ------   ------   ---   ------   ------   ------
55    49.00    45.76    46.42    80    98.01    89.91    91.52
60    54.01    50.01    50.82    85   117.86   110.78   112.20
65    60.77    55.70    56.72    90   140.50   135.96   136.88
70    69.95    63.49    64.78    95   163.30   160.31   160.93
75    82.13    74.48    76.00


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

The Annuity Payment Table below is used to compute the minimum annual amount of a joint and last survivor life annuity payment with 5 payments certain per $1,000 applied. We used Annuity 2000 Valuation Mortality Table, less two years, with projected mortality improvements (modified scale G), and an interest rate of [3]% per year in preparing the Annuity Payment Table.

      JOINT AND LAST SURVIVOR LIFE ANNUITY PAYMENT WITH 5 PAYMENTS CERTAIN

                                                 FEMALE AGE
            -----------------------------------------------------------------------------------
MALE AGE:     55       60       65       70        75        80        85        90        95
---------   ------   ------   ------   ------   -------   -------   -------   -------   -------
    55      $45.24   $46.16   $46.97   $47.63   $ 48.14   $ 48.50   $ 48.73   $ 48.86   $ 48.93
    60       47.93    49.24    50.48    51.57     52.44     53.08     53.50     53.75     53.88
    65       51.00    52.80    54.62    56.33     57.82     58.97     59.77     60.26     60.52
    70       54.46    56.80    59.34    61.92     64.35     66.39     67.90     68.88     69.42
    75       58.17    61.10    64.44    68.10     71.83     75.25     78.00     79.89     81.00
    80       61.99    65.51    69.72    74.58     79.94     85.30     89.99     93.48     95.64
    85       65.68    69.78    74.82    80.92     88.06     95.80    103.20    109.17    113.13
    90       68.89    73.50    79.29    86.50     95.37    105.58    116.15    125.38    131.91
    95       71.41    76.43    82.81    90.93    101.21    113.63    127.28    140.02    149.59

The factors in the Annuity Payment Tables are based on the Annuitant's Adjusted Age and Sex. The Adjusted Age is the Annuitant's age last birthday prior to the date on which the first Annuity Payment is due, adjusted as shown in the "Translation of Adjusted Age Table" below.

                        TRANSLATION OF ADJUSTED AGE TABLE

Calendar  Year in Which
First Payment is Due          Adjusted Age
-----------------------   -------------------
Prior to 2010             Actual Age
2010 though 2019          Actual Age minus 1
2020 through 2029         Actual Age minus 2
2030 through 2039         Actual Age minus 3
2040 through 2049         Actual Age minus 4
2050 through 2059         Actual Age minus 5
2060 through 2069         Actual Age minus 6
2070 through 2079         Actual Age minus 7
2080 through 2089         Actual Age minus 8
2090 through 2099         Actual Age minus 9]

CHARGE FOR THE RIDER: [The daily equivalent of an annual rate of: [0.75]%]


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